Third Quarter 2019 Earnings Presentation November 7, 2019

Forward-Looking Statements and Use of Non-GAAP Measures Certain statements contained in this presentation may qualify as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact should be considered forward-looking statements made in good faith and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “expect”, “estimate”, “forecast”, “goal”, “intend”, “objective”, “plan”, “project”, “seek”, “strategy”, “target”, “will” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers or suppliers to fulfill their contractual obligations; and changes in business strategies. These cautionary statements should not be construed by you to be exhaustive. While SJI believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience. Further, SJI undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise. This presentation includes certain non-GAAP financial measures, which the Company believes are useful in evaluating its performance. You should not consider the presentation of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. The Company has provided reconciliations of comparable GAAP to non-GAAP measures in tables found later in this presentation. Investor Contact: Investor Contact: Daniel Fidell Eric Jacobson 609-561-9000 x7027 609-561-9000 x4363 dfidell@sjindustries.com ejacobson@sjindustries.com 2

Financial Performance | 3Q'19 Summary

3Q 2019 Earnings

- GAAP earnings of ($0.38) per diluted share compared to ($0.53) per diluted share in 2018
- Economic earnings of ($0.30) per diluted share compared to ($0.27) per diluted share in 2018
- Variance reflects lower SJIU results driven by timing associated with regulatory initiatives and lower Energy Group results largely offset due to non-core asset sales, which drove improvement in Energy Services and reduced acquisition-related interest expense (Other).

Accomplishments

- ✓ Advanced integration of ETG/ELK acquisitions
- ✓ Advanced ETG base rate case and commenced settlement phase
- ✓ Strengthened balance sheet using proceeds from prior asset sales for repayment of debt
- ✓ Completed offering of $200 million of junior subordinated notes due 2079
- ✓ Continued progress on supply and system redundancy project alternatives for SJG

Guidance

- ✓ Reaffirmed 2019 economic earnings per diluted share guidance of $1.05-$1.15, driven by regulated operations
- ✓ Reaffirmed 2020 economic earnings per diluted share guidance of $1.53-$1.67, driven by growth from regulated operations, regulatory initiatives and business transformation benefits

Third Quarter Ended September 30

	Millions			Per Diluted Share		
GAAP Earnings	2019	2018	+/-	2019	2018	+/-
SJI UTILITIES	($21.6)	($27.1)	$5.5	($0.24)	($0.32)	$0.08
SOUTH JERSEY GAS (SJG)	($11.6)	($9.0)	($2.6)	($0.13)	($0.11)	($0.02)
ELIZABETHTOWN GAS (ETG)	($9.9)	($17.8)	$7.9	($0.11)	($0.21)	$0.10
ELKTON GAS (ELK)	($0.1)	($0.4)	$0.3	($0.00)	($0.00)	$0.00
MIDSTREAM	$1.2	$0.8	$0.4	$0.01	$0.01	$0.00
ENERGY GROUP	($5.8)	($7.8)	$2.0	($0.06)	($0.09)	$0.03
ENERGY SERVICES	$0.9	$0.0	$0.9	$0.01	$0.00	$0.01
OTHER	($9.3)	($11.5)	$2.1	($0.10)	($0.13)	$0.04
	($34.7)	**($45.6)**	**$10.9**	**($0.38)**	**($0.53)**	**$0.15**

Third Quarter Ended September 30

	Millions			Per Diluted Share		
Economic Earnings	2019	2018	+/-	2019	2018	+/-
SJI UTILITIES	($21.6)	($16.1)	($5.5)	($0.24)	($0.19)	($0.05)
SOUTH JERSEY GAS (SJG)	($11.6)	($9.0)	($2.6)	($0.13)	($0.11)	($0.02)
ELIZABETHTOWN GAS (ETG)	($9.9)	($7.0)	($2.9)	($0.11)	($0.08)	($0.03)
ELKTON GAS (ELK)	($0.1)	($0.1)	$0.0	($0.00)	($0.00)	$0.00
MIDSTREAM	$1.2	$0.8	$0.4	$0.01	$0.01	$0.00
ENERGY GROUP	($1.0)	$1.9	($2.9)	($0.01)	$0.02	($0.03)
FUEL SUPPLY MANAGEMENT	$2.9	$2.0	$0.9	$0.03	$0.02	$0.01
WHOLESALE MARKETING	($4.0)	$0.3	($4.3)	($0.04)	$0.00	($0.05)
RETAIL MARKETING	($0.1)	($0.5)	$0.4	($0.00)	($0.01)	$0.00
OTHER	$0.1	$0.0	$0.1	$0.00	$0.00	$0.00
ENERGY SERVICES	$1.7	($1.1)	$2.8	$0.02	($0.01)	$0.03
CHP	$1.1	($0.9)	$2.0	$0.01	($0.01)	$0.02
SOLAR	$0.9	$0.0	$0.9	$0.01	$0.00	$0.01
LANDFILL	($0.8)	($0.9)	$0.1	($0.01)	($0.01)	$0.00
ACCOUNT SERVICES	$0.5	$0.7	($0.1)	$0.01	$0.01	($0.00)
OTHER	($7.7)	($8.7)	$1.0	($0.08)	($0.10)	$0.02
	($27.5)	**($23.2)**	**($4.3)**	**($0.30)**	**($0.27)**	**($0.03)**

Note: Earnings are in millions. Amounts and/or EPS may not add due to rounding.

3

SJI

Economic Earnings Bridge | Q3'18 to Q3'19



Millions
$0
-$5
-$10
-$15
-$20
-$25
-$30
-$35
$(23.2)
$(5.5)
$(0.1)
$0.4
$1.0
$(27.5)
3Q'18 Economic Earnings
Utility
Non-Utility
Midstream
Other
3Q'19 Economic Earnings

- **Utility variance reflects SJG contribution of ($2.6) million and ETG contribution of ($2.9) million tied to operating costs and timing associated with regulatory initiatives partially offset by customer growth and infrastructure investment**
- **Non-Utility variance reflects Energy Group contribution of ($2.9) million driven by tighter spreads, milder weather, new pipeline operating rules that limited asset optimization and legacy contract headwinds offset by Energy Services contribution of $2.8 million driven by solar and retail marketing asset sales**
- **Midstream variance reflects AFUDC for PennEast Pipeline project**
- **Other variance reflects improvement in acquisition-related financing costs driven by debt repayments from asset sales**

4

SJI

Financial Performance | YTD'19 Summary

➢ YTD 2019 Earnings

- GAAP earnings of $0.41 per diluted share compared to ($0.34) per diluted share in 2018
- Economic earnings of $0.65 per diluted share compared to $0.99 per diluted share in 2018
- Variance largely reflects decreased profitability from Energy Group and impact of acquisition-related financing partially offset by increased profitability from SJIU and Midstream operations

➢ 2019 Accomplishments

- ✓ Advanced integration of ETG/ELK acquisitions
- ✓ Received BPU approval to implement ETG Infrastructure Investment Plan (IIP)
- ✓ Advanced ETG base rate case and commenced settlement phase
- ✓ Executed SJG infrastructure modernization plans on schedule, with rate true-ups on Oct 1
- ✓ Strengthened balance sheet using proceeds from equity forward, asset sales and refinancing
- ✓ Completed offering of $200 million junior subordinated notes, with 50% equity credit from S&P
- ✓ Continued progress on critical supply and system redundancy project alternatives for SJG

➢ Remaining Priorities

- Conclude ETG base rate case
- Complete review of remaining non-core businesses
- Submit engineering/route approval for LNG redundancy project
- Wind down TSA with SO
- Increase cost savings from business transformation initiatives
- Review adjustments to NJ Energy Master Plan (EMP)

Year-to-Date Period Ended September 30

	Millions			Per Diluted Share		
GAAP Earnings	2019	2018	+/-	2019	2018	+/-
SJI UTILITIES	$76.5	$41.2	$35.3	$0.83	$0.50	$0.33
SOUTH JERSEY GAS (SJG)	$59.1	$59.3	($0.2)	$0.64	$0.71	($0.07)
ELIZABETHTOWN GAS (ETG)	$17.1	($17.8)	$34.9	$0.19	($0.21)	$0.40
ELKTON GAS (ELK)	$0.3	($0.4)	$0.7	$0.00	($0.00)	$0.00
MIDSTREAM	$3.2	$2.0	$1.2	$0.03	$0.02	$0.01
ENERGY GROUP	($10.6)	$39.0	($49.6)	($0.12)	$0.46	($0.58)
ENERGY SERVICES	$0.7	($80.2)	$80.8	$0.01	($0.96)	$0.97
OTHER	($32.1)	($30.1)	($1.9)	($0.34)	($0.36)	$0.02
	$37.7	**($28.1)**	**$65.8**	**$0.41**	**($0.34)**	**$0.75**

Year-to-Date Period Ended September 30

	Millions			Per Diluted Share		
Economic Earnings	2019	2018	+/-	2019	2018	+/-
SJI UTILITIES	$76.5	$52.2	$24.2	$0.83	$0.62	$0.21
SOUTH JERSEY GAS (SJG)	$59.1	$59.3	($0.2)	$0.64	$0.71	($0.07)
ELIZABETHTOWN GAS (ETG)	$17.1	($7.0)	$24.0	$0.19	($0.08)	$0.27
ELKTON GAS (ELK)	$0.3	($0.1)	$0.4	$0.00	($0.00)	$0.00
MIDSTREAM	$3.2	$2.0	$1.2	$0.03	$0.02	$0.01
ENERGY GROUP	$4.5	$38.1	($33.5)	$0.05	$0.45	($0.40)
FUEL SUPPLY MANAGEMENT	$7.7	$6.2	$1.5	$0.08	$0.07	$0.01
WHOLESALE MARKETING	($3.5)	$32.9	($36.4)	($0.04)	$0.39	($0.43)
RETAIL MARKETING	$0.2	($1.2)	$1.4	$0.00	($0.01)	$0.02
OTHER	$0.2	$0.1	$0.1	$0.00	$0.00	$0.00
ENERGY SERVICES	($0.3)	($1.0)	$0.7	($0.00)	($0.01)	$0.01
CHP	$1.2	($0.5)	$1.7	$0.01	($0.01)	$0.02
SOLAR	($0.1)	$0.3	($0.5)	($0.00)	$0.00	($0.01)
LANDFILL	($3.0)	($2.4)	($0.6)	($0.03)	($0.03)	($0.00)
ACCOUNT SERVICES	$1.7	$1.6	$0.1	$0.02	$0.02	($0.00)
OTHER	($24.2)	($8.6)	($15.6)	($0.26)	($0.10)	($0.16)
	$59.7	**$82.7**	**($23.0)**	**$0.65**	**$0.99**	**($0.34)**

Note: Earnings are in millions. Amounts and/or EPS may not add due to rounding.

5

SJI

Economic Earnings Bridge | YTD'18 to YTD'19



Millions
$120
$100
$80
$60
$40
$20
$0
$82.7
$24.2
$1.2
$(32.8)
$(15.6)
$59.7
YTD'18 Economic Earnings
Utility
Midstream
Non-Utility
Other
YTD'19 Economic Earnings

- **Utility variance largely reflects ETG/ELK contribution of $24.4 million, customer growth and infrastructure investment partially offset by higher operating costs**
- **Midstream variance reflects AFUDC for PennEast Pipeline project**
- **Non-Utility variance reflects Energy Group contributions of $(33.5) million driven by tighter spreads, milder weather, new pipeline operating rules that limited asset optimization and legacy contract headwinds offset by Energy Services contributions of $0.7 million driven by solar and retail marketing asset sales**
- **Other variance reflects acquisition-related financing costs net of debt repayments from asset sales**

6

SJI

Regulatory Initiatives | ETG Base Rate Case ➢ Request Details ▪ Delivering safe, reliable, affordable natural gas service requires investments to replace aging mains, support compliance with State and Federal system integrity and safety regulations, and implement measures that improve the overall ETG customer experience ▪ In April, ETG filed a petition with the NJBPU requesting a revenue increase of approximately $65 million to recognize the infrastructure investments made to maintain the safety and reliability of its natural gas delivery system ▪ Request includes approximately $346 million net plant additions not included in rates established in ETG’s last base rate case (i.e., plant additions associated with the period October 1, 2017 through February 29, 2020) ▪ Assumes an overall rate of return of 7.6%, a return on equity of 10.4% and a 52.5% equity ratio ▪ Test Year September 1, 2018 through August 31, 2019 ➢ Notable Considerations ▪ Proposed rates will still result in a 10.1% lower gas bill for a residential heat customer compared to rates in effect a decade ago ▪ As part of the acquisition, ETG customers received bill credits totaling $15 million in 2018 ▪ Currently, average annual natural gas bills for ETG customers are among the lowest in the state ▪ For three years in a row, ETG has ranked highest in customer satisfaction for residential gas service among east midsize utilities by J.D. Power and Associates ➢ Current Status: ▪ Case is proceeding on track, and we are in the settlement phase. 7

Regulatory Initiatives | 2019/2020

Company	Filing Type	Objective	Filing/Submitted Date	Expected Outcome Date
Elizabethtown Gas	**Infrastructure Replacement**	**Safety and Modernization**	**Filed October 2018**	**June 2019 Order/ Effective July 1, 2019**
South Jersey Gas	**Annual Recovery of Infrastructure Programs**	**Safety and Modernization**	**Filed Q2 2019**	**Effective October 1, 2019**
Elizabethtown Gas	**Base Rate Case**	**System Reliability and Growth**	**Filed April 2019**	Q4 2019
South Jersey Gas	Engineering/Route Approval For LNG Redundancy Project	Supply Redundancy	Late 2019	Q2 2020
South Jersey Gas	Base Rate Case *	System Reliability and Growth	Early 2020	Q4 2020
South Jersey Gas / Elizabethtown Gas	Annual Recovery of Infrastructure Programs	Safety and Modernization	Q2 2020	Q4 2020

*** South Jersey Gas**

- *Pursuant to the AIRP II Extension Order, SJG is required to file next base rate case no later than November 2020*
- *Estimated to include ~$340M incremental plant additions since the last base rate case approval, excluding AIRP II & SHARP II*

8

SJI

Midstream | PennEast Pipeline

Project Description

- 20% equity owner in $1.0B+, 1.1 Bcf/d, 120-mile interstate pipeline from Marcellus region of Pennsylvania into New Jersey
- Access to low cost supply; benefits customers and local economies
- $200M+ investment with FERC level returns projected
- 90%+ subscribed; 80%+ capacity under 15-year agreements

Recent Actions

- In September, the U.S. Court of Appeals for the Third Circuit ruled that PennEast does not have eminent domain authority over state owned lands
- In October, the New Jersey Department of Environmental Protection denied, without prejudice, our application for several permits, citing the Third Circuit decision

Current Status

- ***We believe both recent actions were profoundly wrong based on established legal precedent under the Natural Gas Act and we are currently pursuing legal and other options***
- ***The PennEast member companies remain fully committed to the project and the affordable, reliable service it will bring to the region, including nine million Garden State residents***

PennEast Pipeline project


Proposed PennEast Pipeline centerline
Proposed Blue Mountain lateral
Proposed Hellertown lateral
Proposed Gilbert lateral
Proposed Lambertville lateral
Interstate
Highway
Railroad
Page index
Park boundary
Waterbody
City area
County boundary
State boundary
Pennsylvania & New Jersey
10 5 0 10 MILES

As of Jan. 25, 2019.
Source: PennEast Pipeline Co. LLC

9

SJI

Financial Guidance | Reaffirmed 2019 Guidance SJI reaffirms it expects 2019 economic earnings in the range of $1.05 to $1.15 per diluted share. Economic earnings guidance primarily reflects 1) regulated operations that represent 80-85% of economic earnings excluding acquisition-related interest costs, 2) costs associated with the transition services agreement we have with Southern which we intend to exit by early 2020, 3) financing and operational requirements associated with our ETG/ELK acquisitions and divestitures of non-core businesses and 4) timing associated with the execution and implementation of our regulatory strategy. SJI reaffirms it expects capital expenditures of approximately $530 million in 2019. Investments in our regulated businesses are expected to represent more than 97 percent of capital expenditures. Following our equity forward draw in January, SJI does not anticipate any additional equity issuances in 2019. 2020 Guidance SJI reaffirms it expects 2020 economic earnings in the range of $1.53 to $1.67 per diluted share. Economic earnings guidance primarily reflects 1) regulated operations that represent approximately 80% of earnings excluding acquisition-related interest costs, 2) accelerated utility customer growth and infrastructure replacement at both ETG and SJG, 3) execution of our regulatory strategy including base utility investment, 4) increased contribution from fuel management and a reshaped wholesale portfolio, and 5) lower operating costs driven by our business transformation activities. SJI reaffirms it expects capital expenditures of approximately $565 million in 2020. Investments in our regulated businesses are again expected to represent more than 97 percent of capital expenditures, with an equity issuance planned to support a utility redundancy project. Long-Term Guidance SJI reaffirms it expects economic earnings per share to increase by an average of 6 to 8 percent annually between 2018 and 2022; however, the timing and frequency of regulatory filings will impact the growth rate in any individual year. SJI’s rate base is expected to grow an average of 10 to 11 percent per year between 2018 and 2022. Capital expenditures are expected to be in the range of $500 million to $600 million per year between 2018 and 2022, with more than 97 percent of expenditures supporting regulated operations and projects. SJI expects its average annual dividend growth rate to be approximately 3 percent between 2018 and 2022, with a long-term target dividend payout ratio of 55 to 65 percent of economic earnings, all subject to its board of directors' approval. Our financial guidance for the periods discussed assume a continued conservative future view of wholesale markets, potential for revisions to PennEast construction schedules, and RC Cape May Holdings intent to discontinue the re-powering of the BL England facility with natural gas. Our financial guidance is also subject to the risks and uncertainties identified under “Forward-Looking Statements.” 10

Guidance | Economic Earnings Bridge - 2018 to 2019 Midpoints $102 • Utility variance reflects full-year benefit of ETG and ELK operations, customer growth, infrastructure investment, and benefits from ongoing business transformation initiatives • Midstream variance reflects AFUDC for PennEast Pipeline project • Non-Utility variance reflects additional fuel management contracts, tighter wholesale spreads, legacy marketing contract headwinds and non-core asset divestitures • Other variance reflects full-year impact of acquisition financing costs, net of anticipated debt repayments from asset sales 11

Guidance | Economic Earnings Bridge - 2019 to 2020 Midpoints • Utility variance reflects customer growth, infrastructure investment, TSA exit, benefits from business transformation activities and execution of regulatory initiatives, including ETG IIP and ETG base rate case • Non-Utility variance primarily reflects increased contribution from fuel management, a reshaped wholesale portfolio and expiration of legacy marketing contracts • Midstream variance reflects contributions from PennEast Pipeline project • Other variance reflects acquisition financing costs offset by debt repayments from asset sales 12

Non-GAAP Financial Measures Management uses the non-generally accepted accounting principles (non-GAAP) financial measures of Economic Earnings and Economic Earnings per share when evaluating its results of operations. These non-GAAP financial measures should not be considered as an alternative to GAAP measures, such as net income, operating income, earnings per share from continuing operations or any other GAAP measure of liquidity or financial performance. Economic Earnings is a significant performance metric used by our management to indicate the amount and timing of income from continuing operations that we expect to earn after taking into account the impact of derivative instruments on the related transactions, those transactions or contractual arrangements where the true economic impact will be realized primarily in a future period or was realized in a previous period, and other events that management believes make period to period comparisons of SJI's operations difficult or potentially confusing. Specifically regarding derivatives, we believe that this financial measure indicates to investors the profitability of the entire derivative-related transaction and not just the portion that is subject to mark-to-market valuation under GAAP. We believe that considering only the change in market value on the derivative side of the transaction can produce a false sense as to the ultimate profitability of the total transaction as no change in value is reflected for the non-derivative portion of the transaction. We define Economic Earnings as: Income from continuing operations, (i) less the change in unrealized gains and plus the change in unrealized losses on all derivative transactions; (ii) less realized gains and plus realized losses on all commodity derivative transactions attributed to expected purchases of gas in storage to match the recognition of these gains and losses with the recognition of the related cost of the gas in storage in the period of withdrawal; (iii) less the impact of transactions or contractual arrangements where the true economic impact will be realized in a future period, along with other events that management believes make period to period comparisons of SJI's operations difficult or potentially confusing. Please refer to our annual report on form 10-k and other SEC filings where the reconciliations to GAAP earnings can be found. 13